LEASE

                                     BETWEEN

                      RIVERFRONT OFFICE PARK JOINT VENTURE

                                    Landlord



                                       AND



                                PEGASYSTEMS INC.

                                     Tenant

                                101 MAIN STREET,
                            CAMBRIDGE, MASSACHUSETTS
















2/12/93

                                                       INDEX
                                                       -----


ARTICLE      1.   REFERENCE DATA ................................................................................ 1

ARTICLE      2.   DESCRIPTION OF DEMISED PREMISES ................................................................3
             2.1  Demised Premises .............................................................................. 3
             2.2  Appurtenant Rights ............................................................................ 3
             2.3  Reservations .................................................................................. 3

ARTICLE      3.   TERM OF LEASE; OPTION TO EXTEND TERM .......................................................... 3
             3.1  Habendum .......................................................................................3
             3.2  Term Commencement Date ........................................................................ 4
             3.3  Option To Extend .............................................................................. 4
             3.4  Right of First Offer .......................................................................... 4

ARTICLE      4.   WORK BY LANDLORD; TENANT'S ACCESS ..............................................................5
             4.1  Completion Date - Delays ...................................................................... 5
             4.2  Conclusiveness of Tenant's Performance ........................................................ 6
             4.3  Entry by Tenant; Interference with
                            Construction ........................................................................ 7

ARTICLE      5.   USE OF PREMISES ............................................................................... 7
             5.1  Permitted Use ................................................................................. 7
             5.2  Prohibited Uses ............................................................................... 7
             5.3  Licenses and Permits .......................................................................... 8

ARTICLE      6.   RENT .......................................................................................... 8
             6.1  Yearly Fixed Rent ............................................................................. 8
             6.2  Payment to Mortgagee .......................................................................... 8
             6.3  Operating Expenses ............................................................................ 9
             6.4  Tenant's Proportionate Share .................................................................. 9
             6.5  Payment to Mortgagee ..........................................................................10

ARTICLE      7.   UTILITIES AND LANDLORD'S SERVICES .............................................................10
             7.1  Electricity ...................................................................................10
             7.2  Water Charges .................................................................................11
             7.3  Heat and Air Conditioning......................................................................11
             7.4  Additional Heat, Cleaning and
                            Air Conditioning Services ...........................................................12
             7.5  Repairs and Other Services ....................................................................12
             7.6  Interruption or Curtailment of Services .......................................................12

ARTICLE      8.   CHANGES OR ALTERATIONS BY LANDLORD ............................................................13

2/12/93
                                        i





ARTICLE      9.   FIXTURES, EQUIPMENT AND IMPROVEMENTS -
                            REMOVAL BY TENANT ...................................................................13

ARTICLE     10.   ALTERATIONS AND IMPROVEMENTS BY TENANT ........................................................14

ARTICLE     11.   TENANT'S CONTRACTORS - MECHANICS' AND
                            OTHER LIENS - STANDARD OF TENANT'S
                            PERFORMANCE - COMPLIANCE WITH LAWS ..................................................14

 ARTICLE    12.   REPAIRS AND SECURITY BY TENANT ................................................................15

ARTICLE     13.   INSURANCE, INDEMNIFICATION, EXONERATION
                            AND EXCULPATION .....................................................................15
            13.1  Insurance .....................................................................................15
            13.2  Certificates of Insurance .....................................................................16
            13.3  General .......................................................................................16
            13.4  Landlord's Indemnity ..........................................................................17
            13.5  Property of Tenant ............................................................................17
            13.6  Bursting of Pipes, etc. .......................................................................18
            13.7  Repairs and Alterations .......................................................................18

ARTICLE     14.   ASSIGNMENT, MORTGAGING, SUBLETTING, ETC. ......................................................18
            14.1  Restrictions ..................................................................................18
            14.2  Requests to Assign or Sublet ..................................................................19
            14.3  Exceptions ....................................................................................19
            14.4  Excess Rent ...................................................................................20
            14.5  Recapture .....................................................................................20
            14.6  Further Documentation .........................................................................21
            14.7  General .......................................................................................21

ARTICLE     15.   MISCELLANEOUS COVENANTS .......................................................................22
            15.1  Rules and Regulations .........................................................................22
            15.2  Access to Premises - Shoring ..................................................................23
            15.3  Accidents to Sanitary and Other Systems .......................................................24
            15.4  Signs, Blinds and Drapes ......................................................................24
            15.5  Estoppel Certificate ..........................................................................24
            15.6  Prohibited Items ..............................................................................25
            15.7  Requirements of Law; Fines and Penalties ......................................................25
            15.8  Tenant's Acts - Effect on Insurance ...........................................................25
            15.9  Miscellaneous .................................................................................26

ARTICLE     16.   DAMAGE BY FIRE, ETC. ..........................................................................26

ARTICLE     17.   WAIVER OF SUBROGATION .........................................................................27

2/12/93
                                       ii





ARTICLE     18.   CONDEMNATION - EMINENT DOMAIN .................................................................28

ARTICLE     19.   DEFAULT .......................................................................................30
            19.1  Conditions of Limitation - Re-entry -
                            Termination .........................................................................30
            19.2  Damages - Assignment for Benefit
                            of Creditors ........................................................................30
            19.3  Damages - Termination .........................................................................31
            19.4  Fees and Expenses .............................................................................32
            19.5  Landlord's Remedies Not Exclusive .............................................................32
            19.6  Grace Period ..................................................................................33

ARTICLE     20.   END OF TERM - ABANDONED PROPERTY ..............................................................33

ARTICLE     21.   RIGHTS OF MORTGAGEES ..........................................................................34
            21.1  Superiority of Lease ..........................................................................34
            21.2  Entry and Possession ..........................................................................34
            21.3  Right to Cure .................................................................................35
            21.4  Duty to Construct .............................................................................35
            21.5  Prepaid Rent ..................................................................................35
            21.6  Continuing Offer ..............................................................................35
            21.7  Subordination .................................................................................35
            21.8  Limitations on Liability ......................................................................36

ARTICLE     22.   QUIET ENJOYMENT ...............................................................................36

ARTICLE     23.   ENTIRE AGREEMENT - WAIVER - SURRENDER .........................................................37
            23.1  Entire Agreement ..............................................................................37
            23.2  Waiver by landlord ............................................................................37
            23.3  Surrender .....................................................................................37

ARTICLE     24.   INABILITY TO PERFORM - EXCULPATORY CLAUSE .....................................................38

ARTICLE     25.   BILLS AND NOTICES .............................................................................39

ARTICLE     26.   PARTIES BOUND - SEISIN OF TITLE ...............................................................39

ARTICLE     27.   MISCELLANEOUS .................................................................................40
            27.1  Separability ..................................................................................40
            27.2  Captions ......................................................................................40
            27.3  Broker ........................................................................................40
            27.4  Governing Law .................................................................................40
            27.5  Assignment of Rents ...........................................................................40
            27.6  Parking .......................................................................................41

2/12/93
                                       iii




            27.7  Notice of Lease ...............................................................................41
            27.8  Financial Statements ..........................................................................41
            27.9  Letter of Credit ..............................................................................42



EXHIBIT A         Description of Demised Premises
EXHIBIT B         Description of Land
EXHIBIT C         Tenant Improvements
EXHIBIT D         Cleaning Specifications
EXHIBIT E         Tenant Trade Fixtures
EXHIBIT F         Rules and Regulations
EXHIBIT G         Form of Agreement of Subordination,
                  Non-Disturbance and Attornment
EXHIBIT H         Form of Letter of Credit



2/12/93
                                       iv

                               AGREEMENT OF LEASE


                  AGREEMENT OF LEASE made as of the 26th day of February, 1993, by and between RIVERFRONT OFFICE PARK JOINT VENTURE, a Massachusetts joint venture (hereinafter referred to as "Landlord") and PEGASYSTEMS INC., a Massachusetts corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

                  Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that portion of the seventh (7th) floor, as shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the "Premises" or the "Demised Premises") contained in the building known and numbered as 101 Main Street, Cambridge, Massachusetts (hereinafter referred to as the "Building").

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.


(1)      Additional Rent:                   Sums or other charges payable by Tenant to Landlord
                                            under this Lease, other than Yearly Fixed Rent.

(2)      Approved Final
         Plans Date:                        December 16, 1992.

(3)      Broker:                            Lynch Murphy Walsh & Partners

(4)      Business Day:                      All days except Saturdays, Sundays, and days defined as
                                            "Legal Holidays" for the entire state under the laws of the
                                            Commonwealth of Massachusetts.

(5)      Land:                              The parcel of land described. on Exhibit B attached hereto and made a part hereof.

(6)      Landlord's Address:                c/o Codman Management Company, Inc.,
                                            One Main Street,
                                            Cambridge, Massachusetts 02142.

(7)      Landlord's Architect:              Bryer Associates.


2/12/93




 (8)     Mortgage:                          A mortgage, deed of trust, trust indenture, or other security instrument of record creating an interest in or affecting title to the Land or Building or any part thereof, including the leasehold mortgage, and any and all renewals,
                                            modifications, consolidations or extensions of any such
                                            instrument.  For such time as Teachers Insurance and
                                            Annuity Association ("TIAA") is the holder of a first
                                            mortgage on the Property, the term "Mortgage" shall mean
                                            only said first mortgage, and such other mortgages, if any, which TIAA shall approve.

(9)      Mortgagee:                         The holder of any Mortgage.

(10)     Parking Spaces:                    Seventy (70), provided, however, that Tenant at its option may elect to increase such number upon not less than thirty
                                            (30) days prior written notice thereof to Landlord to a
                                            maximum aggregate number of ninety-three (93).

(11)     Property:                          The Land and Building.

(12)     Rent:                              Yearly Fixed Rent and Additional Rent.

(13)     Rentable Area of
         the Demised Premises:              23,350 square feet.

(14)     Tenant's Address:                  Until the Term Commencement Date, 840 Memorial Drive,
                                            Cambridge, MA 02138, and thereafter 101 Main Street,
                                            Cambridge, MA 02142.

(15)     Term Commencement
         Date:                              As defined in Section 3.2.

(16)     Term of This Lease:                As defined in Section 3.1.

(17)     Termination Date:                  As defined in Section 3.1.

(18)     Use of Demised
          Premises:                         General office purposes including, but not limited, to
                                            software development.


2/12/93
                                                         2



(19)     Yearly Fixed Rent:                 (a)      Year one (1) of the Term of this Lease:
                                                     --------------------------------------
                                                     $364,260

                                            (b)      Year two (2) of the Term of this Lease:

                                                     $409,792.50

                                            (c)      Each of years three (3) through six (6) of the Term
                                                     of this Lease:

                                                     $455,325



2.       DESCRIPTION OF DEMISED PREMISES

         2.1 Demised Premises. The Demised Premises are that portion of the Building as described above (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant hereto).

         2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Demised Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, those common roadways, walkways, elevators, hallways and stairways necessary for access to that portion of the Building occupied by the Demised Premises.

         2.3 Reservations. All the perimeter walls of the Demised Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right of access through the Demised Premises for the purpose of operation, maintenance, decoration and repair as hereinafter provided, are expressly reserved to Landlord.

3.       TERM OF LEASE; OPTIONS TO EXTEND TERM

         3.1 Habendum. TO HAVE AND TO HOLD the Demised Premises for a term of six (6) years commencing on the Term Commencement Date and ending on the day immediately prior to the sixth (6th) anniversary thereof (the "Term of This Lease"), or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the term hereof shall hereafter be called the "Termination Date"). The Term of this Lease may be extended by Tenant in accordance with the provisions of Section 3.3.



2/12/93
                                        3

         3.2 Term Commencement Date. The Term Commencement Date shall be the earlier of (a) the date on which, pursuant to permission therefor duly given by Landlord, Tenant undertakes Use of the Demised Premises for the purpose set forth in Article 1, or (b) the date on which the Tenant Improvements are substantially completed in accordance with the provisions of Section 4.1 or (c) as otherwise provided in Section 4.1.

         3.3 Option to Extend. On the conditions (which conditions Landlord may at its election waive) (i) that Tenant is not then in default of its covenants and obligations under this Lease, and (ii) that Tenant is then itself occupying the entirety of the Demised Premises, Tenant may extend the Term of this Lease for up to two (2) successive additional periods of four (4) years each by giving notice to Landlord of its election to extend at least twelve (12) months prior to the end of the original Term or the initial extension period, as the case may be. The Yearly Fixed Rent payable by Tenant with respect to each such extension period shall be equal to ninety (90%) percent of the then fair market rental value of the Demised Premises (taking into account comparable first-class office space in the East Cambridge area) (1) as the same may be mutually agreed by Landlord and Tenant; provided, however that (2) if they have not so agreed in writing within two (2) months following the exercise of the option then said fair market value shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen. The unanimous written decision of the two first chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within thirty (30) days following expiration of the aforesaid two (2) month period and, unless such two appraisers shall have reached a unanimous decision within thirty (30) days from said expiration, they shall within a further fifteen (15) days elect a third appraiser and notify Landlord and Tenant thereof. Landlord and Tenant shall instruct the appraiser to make their decisions in thirty (30) days. Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any). Notwithstanding the foregoing, in the event the fair market value is so determined by appraisers, Tenant, at its option, may revoke its election to extend the Term of this Lease by written notice thereof to Landlord given within ten (10) Business Days of Tenant's receipt of notification of said determination of the appraisers.

         3.4 Right of First Offer. In the event that, at any time during the Term of this Lease, any rentable office space on the sixth (6th) or eighth (8th) floors of in the Building becomes available for rental and Landlord wishes to lease such space to any person other than the then current occupant thereof (if any), Landlord shall first offer to Tenant the option to add such space

2/12/93
                                        4
to the Demised Premises on the following terms and conditions. Tenant shall have the right to add all or any portion of such space to the Demised Premises by giving notice to Landlord to such effect within thirty (30) days after receipt by Tenant of written notice from Landlord of such offer. If such notice of acceptance by Tenant is not so given, then Landlord shall be free to enter into a lease for such space with any third party or parties within one year after Landlord's said notice to Tenant. As to any such space that Tenant shall so elect to add to the Demised Premises during the first year of the Term of this Lease, the Yearly Fixed Rent with respect to such additional space so added to the Demised Premises shall be $19.50 per square foot per annum. As to any such space that Tenant shall so elect to add to the Demised Premises during any year subsequent to the first year of the Term of this Lease, the Yearly Fixed Rent with respect to such additional space so added to the Demised Premises shall be ninety percent (90%) of the then fair market value of such space determined in accordance with the procedures set forth in Section 3.3. As to any such space that Tenant shall so elect to add to the Demised Premises, Landlord will provide to Tenant the following allowance for fit-up of such additional space:


   Space to be Added During Year            Fit-up Allowance per
       of Term of this Lease            Square Foot of Added Space
       --------------------             ---------------------------

                  First                              $25
                  Second                              21
                  Third                               17
                  Fourth                              13
                  Fifth                                9
                  Sixth                                5

For the purposes of determining the applicable fit-up allowance pursuant to this
Section 3.4, the year in which Tenant makes its election to add additional space shall be deemed the year of the Term of this Lease in which such space is added. In each instance where Tenant shall so elect to add such additional space to the Demised Premises, Landlord and Tenant shall promptly execute an amendment to this Lease to reflect the changes occasioned thereby.

4.       WORK BY LANDLORD; TENANT'S ACCESS

         4.1 Completion Date; Delivery of Possession. (a) Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction by Tenant, Landlord shall, on or before April 1, 1993 (the "Original Term Commencement Date") substantially complete the Tenant's Improvements (as defined in Exhibit C, which Exhibit is attached hereto and incorporated by reference), insofar as is practicable in view of Tenant's Acts (as hereinafter defined) or Tenant defaults, if any. For purposes hereof, the terms substantial completion or substantially complete shall mean (i) that the said Tenant's Improvements have been completed in compliance with the Approved


2/12/93
                                        5

Final Plans (as defined in Exhibit C) with the exception of minor punch list items so that the Demised Premises may be used for their intended purpose, excluding, however, any special items or long-lead items designated in the Approved Final Plans and identified as such by Landlord, and (ii) that a certificate of occupancy or other permission for Tenant to occupy the Demised Premises for their permitted use hereunder shall have been obtained; and (iii) that the date of substantial completion shall have been established and confirmed by a Certificate of Substantial Completion signed by Landlord's Architect, subject to Tenant's Architect's reasonable concurrence. In the event that any delay in delivery of possession of the Demised Premises to Tenant past the date set forth in this Section 4.1(a) as the "Original Term Commencement Date" is caused by or is attributable to the act or neglect of Tenant, its servants, agents, employees or independent contractors, including without limitation, as a consequence of any change orders to the Approved Final Plans requested by Tenant and consented to by Landlord (provided that notice of such anticipated delay shall be given by Landlord to Tenant) (collectively "Tenant's Acts"), the Term Commencement Date shall be the later of the Original Term Commencement Date or the date on which possession of the Demised Premises would have been delivered to Tenant but for the delay caused by Tenant's Acts and Tenant shall be liable for Rent and other obligations under this Lease from said Term Commencement Date. Landlord shall notify Tenant as soon as reasonably practical following Landlord's awareness of the occurrence of any Tenant's Act which Landlord believes is likely to cause a delay in the delivery of possession of the Demised Premises to Tenant. Each day of delay caused by Tenant's Acts shall postpone by one (1) day the Original Term Commencement Date.

                  (b) On or before three (3) weeks prior to the Term Commencement Date, Landlord shall notify Tenant that Tenant and its contractor may have access to the Demised Premises for the purpose of preparing the same for Tenant's occupancy. Such access shall be deemed to be pursuant to a license pursuant to Section 4.3 and shall not be deemed to advance the Term Commencement Date. Notwithstanding the fact that the Term Commencement Date shall not have occurred, it is understood and agreed that the provisions of Article 13 of this Lease shall become effective immediately upon the commencement of such access to Tenant, and, Tenant on or before the commencement date of such access shall furnish to Landlord a certificate of insurance pursuant to Section 13.2.

         4.2 Conclusiveness of Landlord's Performance. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than sixty (60) days after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed such obligations.


2/12/93
                                        6

         4.3 Entry by Tenant; Interference with Construction. In the event that Tenant is permitted by Landlord to enter the Demised Premises prior to the Term Commencement Date to undertake such work as is to be performed by Tenant pursuant to this Lease in order to prepare the Demised Premises for Tenant's occupancy, such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant. In no event shall Tenant interfere with any construction work being performed by or on behalf of Landlord in or around the Building; without limiting the generality of the foregoing, Tenant shall comply with all instructions issued by Landlord's contractors relative to the moving of Tenant's equipment and other property into the Demised Premises and shall pay any reasonable fees or costs imposed in connection therewith.

5.       USE OF PREMISES

         5.1 Permitted Use. Except as otherwise agreed by Landlord, Tenant, during the Term of this Lease, shall occupy and use the Demised Premises for the Permitted Use set forth in Article 1 and for no other purpose. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designated.

         5.2 Prohibited Uses. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Demised Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or Demised Premises, or with the use of any of the other areas of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or otherwise. Without limiting the generality of the foregoing, no food or beverages shall be prepared or served for consumption on or about the Demised Premises, excepting only for consumption on the Demised Premises by Tenant's employees and invitees; no intoxicating liquors or alcoholic beverages shall be sold on or about the Demised Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Demised Premises; no loitering shall be permitted in or about the Demised Premises; and no loading or unloading of supplies or other material to or from the Demised Premises shall be permitted on the Land except at times and in locations to be designated by Landlord. The Demised Premises shall be maintained in a sanitary condition, and all kept free of rodents and vermin. All trash and rubbish shall be suitably stored in the Demised




2/12/93
                                        7

Premises or other locations designated by Landlord from time to time.

         5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. This Section 5.3 shall not be construed as limiting Landlord's obligation(s), if any, to obtain and maintain licenses and permits to operate the Building.

6.       RENT

         6.1 Yearly Fixed Rent. Tenant shall pay to Landlord, without any set-off or deduction, at Landlord's office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent set forth in Article 1. All Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first business day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall.

         6.2 Taxes. Tenant shall pay to Landlord as Additional Rent a proportionate share (as defined in Section 6.4) of all real estate taxes (including without limitation all betterment assessments and charges in lieu of such taxes and any tax on any fixture (other than a Tenant fixture) installed in the Building, even if taxed as personal property) imposed against the Building and the Land, in excess of the amount of said real estate taxes imposed against the Building and the Land for the fiscal tax year ending June 30, 1993, prorated with respect to any portion of a fiscal year in which the term of this Lease begins or ends. Such payments shall be due and payable within thirty (30) days after Tenant shall have received a copy of the relevant tax bills. If Landlord shall receive any refund of real estate taxes of which Tenant has paid a portion pursuant to this Section, then, out of any balance remaining after deducting Landlord's expenses incurred in obtaining such refund, Landlord shall pay to Tenant the same proportionate share of said balance, prorated as set forth above. Tenant shall, if, as and when demanded by Landlord and with each monthly installment of Fixed Rent, make tax fund payments to Landlord. "Tax Fund Payments" refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that said tax fund payments are not adequate to pay Tenant's share of such taxes, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said


2/12/93
                                        8
share, such payment to be due and payable at the time set forth above. Any surplus tax fund payments shall be accounted for to Tenant after payment by Landlord of the taxes on account of which they were made, and shall be promptly refunded to Tenant.

         6.3 Operating Expenses. Tenant shall pay to Landlord as Additional Rent a proportionate share (as defined in Section 6.4) of all costs and expenses incurred by Landlord in the operation and maintenance of the Building and the Land in accordance with generally accepted operational and maintenance procedures, in excess of the amount of said costs and expenses incurred by Landlord in the operation and maintenance of the Building and the land during the calendar year ending December 31, 1993, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, license fees, janitorial service, landscaping, and snow removal, (2) wages, salaries, management fees, employee benefits, payroll taxes, on-site office expenses, administrative and auditing expenses, and equipment and materials for the operation, management, and maintenance of said Property, (3) any capital expenditure (amortized, with interest, on such reasonable basis as Landlord shall determine) made by Landlord primarily for the purpose of reducing other operating expenses (4) the furnishing of heat, air conditioning, utilities, and any other service to the common areas of the Building (i.e., areas not constituting a part of the demised premises of any tenant in the Building), (5) the operation and servicing of any computer system installed to regulate Building equipment, and (6) the furnishing of the repairs and services referred to in Section 7.5 (the foregoing being hereinafter referred to as "operating expenses"). As soon as Tenant's share of operating expenses with respect to any calendar year can be determined, the same will be certified by Landlord to Tenant and will become payable to Landlord within thirty (30) days following such certification, subject to proration with respect to any portion of a calendar year in which the Term of this Lease begins or ends. Tenant shall, if, as and when demanded by Landlord and with each monthly installment of Yearly Fixed Rent, make operating fund payments to Landlord. "Operating Fund Payments" refer to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that operating fund payments are so demanded, and if the aggregate of said operating fund payments is not adequate to pay Tenant's share of operating expenses, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus operating fund payments shall be accounted for to Tenant after such surplus has been determined, and shall be refunded to Tenant promptly.

         6.4 Tenant's Proportionate Share. Tenant's proportionate share of taxes pursuant to Section 6.2 and operating expenses pursuant to Section 6.3, respectively, shall be computed


2/12/93
                                        9
according to the ratio, as of the last day of the relevant fiscal year, between the Rentable Area of the Demised Premises (as defined in Article 1) and the total rentable area of all space in the Building. Computations of rentable area other than in the Demised Premises shall be made by Landlord's Architect whose good faith determination shall be conclusive and binding on Tenant.

         6.5 Payment to Mortgagee. Landlord reserves the right to provide in any Mortgage given by it of the Property that some or all rents, issues, and profits and all other amounts of every kind payable to the Landlord under this Lease shall be paid directly to the Mortgagee for Landlord's account and Tenant covenants and agrees that it will, after receipt by it of notice from Landlord or Mortgagee designating such Mortgagee to whom payments are to be made by Tenant, pay such amounts thereafter becoming due directly to such Mortgagee until excused therefrom by notice from such Mortgagee.

7.       UTILITIES AND LANDLORD'S SERVICES

         7.1 Electricity. Tenant shall purchase the electrical energy that Tenant requires for operation of the lighting fixtures, appliances and equipment in the Demised Premises. The costs of initially installing any required meter shall be paid by Landlord, but Tenant shall keep said meter and installation equipment in good working order and repair. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity unless due to the act or omission of Landlord. Tenant's use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises (Electrical capacity: (i) lighting equal to 2 watts per square foot with an allowance of 1/2 watts for additional lights; (ii) power equal to 9 watts per square foot, plus 5 watts per square foot for computer loads; and (iii) both 277/480 volts and 120/208 volts are available). In order to insure that such capacity is not exceeded and to avert possible adverse affect upon the Building electrical services, Tenant shall give notice to Landlord and obtain Landlord's prior written consent whenever Tenant shall connect to the Building electrical distribution system any fixtures, appliances or equipment other than office electronic equipment and small appliances customarily used generally in commercial offices. Any additional feeders or risers to supply Tenant's electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or


2/12/93
                                       10
unreasonably interfere with other tenants of the Building. Tenant agrees that it will not make any alteration or material addition to the existing electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld. Landlord, at Landlord's expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches reasonably required for ordinary use in the Demised Premises (including, without limitation, any such items specified in the Approved Final Plans), provided, however, that Tenant, at Tenant's expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches which are not required to be provided for by Landlord hereunder and which Tenant is permited to and does install in the Demised Premises.

         7.2 Water Charges. Landlord shall furnish commercially reasonable quantities of hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes to the extent required to service facilities shown on the Approved Final Plans. If Tenant requires, uses or consumes water for any purpose other than for such purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installing any equipment required in connection therewith, and Tenant shall keep said meter and installation equipment in good working order and repair, and shall pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered; provided, however, that Landlord shall remain liable to pay for commercially reasonable quantities of hot and cold water as provided above. On Tenant's default in making such payment Landlord may pay such charges and collect the same from Tenant.

         7.3. Heat and Air Conditioning. Landlord shall, through the equipment of the Building furnish to and distribute in the Demised Premises heat and air conditioning as normal seasonal changes may require on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays (other than legal or recognized holidays as defined in Article 1) from 8:00 a.m. to 12:00 noon when reasonably required for the comfortable occupancy of the Demised Premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating and air conditioning system.


2/12/93
                                       11

         7.4  Additional Heat, Cleaning and Air Conditioning Services.

                  (a) The heating and air conditioning equipment serving the Demised Premises shall be designed so as to permit Tenant to obtain heat and air conditioning on days and at times other than as set forth in Section 7.3. Tenant's use of such additional heat and air conditioning shall be determined by a separate energy management meter or device installed by Landlord and all charges in connection therewith shall be payable directly by Tenant; provided, however, that Landlord shall provide such additional heat and air conditioning to Tenant at no charge to Tenant during the first three (3) years of the Term of this Lease.

                  (b) Tenant will pay to Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, or furnished by Landlord at Tenant's request. Landlord will endeavor to furnish such requested extra cleaning service upon reasonable advance written notice from Tenant of its requirements in that regard.


         7.5 Repairs and Other Services. Except as otherwise provided in Articles 16 and 18, subject to Tenant's obligations in Article 12 and elsewhere in this Lease, Landlord shall (a) keep and maintain the roof, exterior walls, structural floor slabs and columns, windows (exclusive of glass components), and common areas of the Building in good operating condition and repair, (b) keep and maintain in workable condition the Building's sanitary, electrical, heating, air conditioning and other systems, (c) provide cleaning services to the Demised Premises and the common areas of the Building on Business Days according to the cleaning standards generally prevailing in first class office buildings in the City of Cambridge, in accordance with Exhibit D, attached hereto, (d) provide maintenance and snow removal for all roadways, walkways and parking areas on the Property, (e) provide grounds maintenance to all landscaped areas, and (f) employ a uniformed guard to be stationed at the main entrance of the Building on an around-the-clock basis. All expenses (excluding capital expenditures other than those made primarily for the purpose of reducing operating expenses) incurred by Landlord in connection with the foregoing repairs and other services shall be included as part of operating expenses pursuant to Section 6.3.

         7.6 Interruption or Curtailment of Services. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of



2/12/93
                                       12

Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except that Landlord shall exercise reasonable diligence to minimize inconvenience to Tenant and to eliminate the cause of same and except that Landlord shall give reasonable notice of such interruption, curtailment, stoppage or suspension except when due to accident or emergency.

8.       CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Demised Premises by Tenant, except that Landlord shall not be obligated to employ labor at so-called "overtime" or other premium pay rates. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to from time to time change the address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor.

9.       FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT

         All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided in this Lease or identified in Exhibit E, hereto. Where not built into the Demised Premise and if furnished and installed by and at the sole


2/12/93
                                       13
expense of Tenant, all removable electric fixtures, signs, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Demised Premises or the Building and that the cost of repairing any damage to the Demised Premises or the Building arising from such removal shall be paid by Tenant.

10.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         Tenant shall make no alterations, installations, removals, additions or improvements in or to the Demised Premises without Landlord's prior written consent and then only by contractors or mechanics approved by Landlord. No installations or other such work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at the sole expense of Tenant and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, additions or improvements, then Landlord may elect at the time of its consent to such alterations or other work to require Tenant at the expiration of this Lease to restore the Demised Premises to substantially the same condition as existed at the Term Commencement Date.

11. TENANT'S CONTRACTORS - MECHANICS' AND OTHER LIENS - STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS


         Whenever Tenant shall make any alterations, decoration, installations, removals, additions or improvements or do any other work in or to the Demised Premises, Tenant will strictly observe the following covenants and agreements:

                  (a) In no event shall any material or equipment be incorporated in or added to the Demised Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.


2/12/93
                                       14

                  (b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval.

         (c) Tenant shall procure all necessary permits before undertaking any work in the Demised Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.

12.      REPAIRS AND SECURITY BY TENANT

         Tenant shall keep or cause to be kept all and singular the Demised Premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wear thereof, damage by fire or by other insured casualty and repairs required to be made hereunder by Landlord excepted. Without limiting the generality of the foregoing, Tenant shall keep all windows and other glass whole, and shall replace the same whenever broken with glass of the same quality.

         Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct (including without limitation the placement of any weight exceeding the floor load) of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs in and about the Demised Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, either pursuant to Section 15.3 or otherwise, to make any such repairs or to repair any damage or injury to the Building or the Demised Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents or licensees.

13.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         13.1 Insurance. Tenant shall procure, keep in force and pay for (a) Comprehensive Commercial Liability Insurance indemnifying Landlord, Landlord's managing agent, Tenant and (whenever Landlord shall so request) any Mortgagee against all claims and demands for injury to or death of persons or damage to property (subject to customary exclusions contained in standard form


2/12/93
                                       15
insurance policies customarily procured by other responsible office tenants in the Greater Boston area), which may be claimed to have occurred upon the Demised Premises in the amounts which shall at the time Tenant and/or contractors enter the Premises in accordance with Article 4 of this Lease be not less than Two Hundred Thousand Dollars ($200,000) for property damage, One Million Dollars ($1,000,000) for injury or death of one person, and Two Million Dollars ($2,000,000) for injury or death of more than one person in a single accident, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord (each such change to be effective on the next annual renewal date of such insurance) and are then customarily carried by responsible office tenants in the Greater Boston area,
(b) insurance covering any damage to the plate glass windows in or immediately about the Demised Premises, in reasonable amounts to be established from time to time by Landlord, and (c) so-called contents and improvements insurance adequately insuring all property belonging to or removable by Tenant and situated in the Demised Premises.

         13.2 Certificates of Insurance. Such insurance shall be effected with insurers authorized to do business in Massachusetts under valid and enforceable policies, and such policies shall name Landlord, each Mortgagee, Tenant and the parties specified in Section 13.1 as the insureds, as their respective interests appear. Such insurance shall provide that it shall not be cancelled without at least ten (10) days' prior written notice to each insured named therein. On or before the Term Commencement Date and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, certificates of the policies provided for in Section 13.1 issued by the respective insurers, setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Demised Premises.

         13.3 General. Tenant will save Landlord harmless, and will exonerate and indemnify Landlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

                  (a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Demised Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord or its agents, contractors or employees);

                  (b) On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Demised Premises) in or about the Building (and, in particular, without limiting the generality of the


2/12/93
                                       16
foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Demised Premises) arising out of the negligent act or omission of Tenant, its agents or employees;

                  (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) in the Demised Premises during the Term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Demised Premises, excepting as a consequence of the negligent act or omission of Landlord, its agents or employees; and

                  (d) On account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease;

and, in respect of any of the foregoing items (a) - (d), from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall at Tenant's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

         13.4 Landlord's Indemnity. Landlord will save Tenant harmless, and will exonerate and indemnify Tenant, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

                  (a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Property on account of or based upon the act, omission, fault, negligence or misconduct of Landlord, its agents or employees; and

                  (b) On account of or resulting from the failure of Landlord to perform and discharge any of its covenants and obligations under this Lease.

         13.5 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Demised Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the


2/12/93
                                       17
term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by Landlord.

         13.6 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence an (ii) the expiration of a reasonable time after such notice has been received by Landlord without such condition having been cured or corrected; and in no event shall Landlord be liable for any loss, the risk of which is compensated by Tenant's insurance; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work.

         13.7 Repairs and Alterations - No Diminution of Rental Value. Except as otherwise provided in Articles 16 or 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, Tenant or others in or to any portion of the Building or Demised Premises, or in or to fixtures, appurtenances, or equipment thereof, or for failure by Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, provided, however, that any such work performed by or on behalf of Landlord shall be subject to the provisions of
Section 15.2

14.      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

         14.1 Restrictions. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted nor any interest herein or therein, will be assigned, sublet, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law) and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Tenant, or for any use or purpose other than a stated in Article 1 without the prior



2/12/93
                                       18
written consent of Landlord in every case, which written consent shall not be unreasonably withheld or delayed.

         14.2 Requests to Assign or Sublet. In connection with any request by Tenant for such consent to assign or sublet, Tenant shall submit to Landlord, in writing, a statement containing the name of the proposed assignee or subtenant, such information as to its financial responsibility and standing as Landlord may reasonably require, and all of the terms and provisions upon which the proposed assignment or subletting is to be made, and, unless the proposed area to be assigned or sublet shall constitute an entire floor or floors, such statement shall be accompanied by a floor plan delineating the proposed area to be assigned or sublet. As long as Tenant is not in material default under any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Landlord shall not unreasonably withhold, condition or delay Landlord's prior consent to the assignment or subletting(s) by Tenant of all or parts of the Demised Premises. Each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby for the use permitted under this Lease and at no time shall there be more than three (3) occupants, including Tenant, within the Demised Premises. Landlord may, however, withhold such consent if, in Landlord's reasonable judgment, the proposed assignee or subtenant is not engaged in a business consistent with the character and dignity of the Building, or will impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been put if Tenant continued to use, or used, such part of the Demised Premises for its own purposes), or if Landlord has any other reasonable objections to the proposed assignment or subletting.

         14.3 Exceptions. Notwithstanding the foregoing, Tenant may, without the requirement of obtaining Landlord's consent, assign this Lease or sublease any portion of the Demised Premises to any entity which is the parent, a majority-owned subsidiary of Tenant, an entity under common control with Tenant or to any entity with which Tenant may merge or consolidate or to which Tenant may sell all or substantially all of its assets as a going concern (such entity with which Tenant may merge, consolidate or to which Tenant may sell all or substantially all of its assets as aforesaid being hereinafter referred to as a "Successor"), provided that, simultaneously with any such assignment, Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord which contains an appropriate covenant of assumption by such assignee; and provided further that in the case of any such assignment or sublease to a Successor, Tenant shall have submitted to Landlord prior thereto financial statements or other materials reasonably satisfactory to Landlord evidencing that such Successor has financial resources comparable to that of Tenant as of the time of such assignment or sublease.



2/12/93
                                       19

         14.4 Excess Rent. If the rent received by Tenant on account of a sublease of all or any portion of the Demised Premises exceeds the Yearly Fixed Rent and Additional Rent, allocated to the space subject to the sublease in the proportion of the area of such space to the area of the entire Demised Premises, Tenant shall pay to Landlord fifty percent (50%) of such excess, monthly as received by Tenant.

         14.5 Recapture. Notwithstanding the foregoing provisions of this
Article: (1) in the event Tenant proposes to assign or sublet all of the Demised Premises, other than to a Successor, Landlord, at Landlord's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such assignment or subletting, or, if Tenant so requests, within thirty (30) days after Tenant notifies Landlord that Tenant wishes to undertake such assignment or subletting, but has not yet procured a proposed assignee or subtenant, a notice terminating this Lease on the date (referred to as the "Earlier Termination Date") immediately prior to the proposed commencement date of the term of the proposed assignment or subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the date originally fixed in this Lease for the end of the Term of this Lease, and the Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant, provided, however, that in the event Landlord shall so elect to terminate this Lease, Tenant, upon written notice to Landlord given within ten (10) days of receipt by Tenant of Landlord's notice of termination, may elect to negate such termination by declaring its intent not to proceed with such assignment or subletting; or (2) in the event Tenant proposes to assign or sublet in excess of fifty percent (50%) of the Demised Premises, other than to a Successor, Landlord, at Landlord's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Landlord of the statement required to be submitted in connection with such proposed assignment or subletting, a notice electing to eliminate such portion of the Demised Premises (said portion is referred to as the "Eliminated Space") from the Demised Premises effective on the date (referred to as the "Elimination Date") immediately prior to the proposed commencement date of the term of the proposed assignment or subletting, as set forth in such statement, and in the event such notice is given, unless Tenant, upon written notice to Landlord given within ten (10) days of receipt by Tenant of Landlord's notice to eliminate such space shall elect to negate such elimination by declaring Tenant's intent not to proceed with such assignment or subletting, (i) the Eliminated Space shall be eliminated from the Demised Premises effective on the Elimination Date; (ii) Tenant shall surrender the Eliminated Space to Landlord on or prior to the Elimination Date in the same manner as if said Date were the date originally fixed in this Lease for


2/12/93
                                       20
the end of the Term of this Lease; (iii) if the Eliminated Space shall constitute less than an entire floor, Landlord, at Landlord's expense, shall have the right to make any alterations and installations in the Demised Premises required, in Landlord's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Demised Premises shall contain any core toilets or any corridors (including any corridors proposed to be constructed by Landlord pursuant to this subdivision
(iii) providing access from the Eliminated Space to the core area), Landlord and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant; (iv) the Yearly Fixed Rent shall be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as part of the area of the Eliminated Space for the purpose of computing such reduction), and any prepaid Rent for any period after the Elimination Date allocable to the Eliminated Space shall be refunded by Landlord to Tenant; and (v) there shall be an equitable apportionment of any Additional Rent Payable pursuant to Article 6 for the relevant fiscal and calendar years in which said Elimination Date shall occur.


         14.6 Further Documentation. At the request of Landlord, Tenant shall execute and deliver an instrument or instruments, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this paragraph; however, neither Landlord's failure to request any such instrument nor Tenant's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Article.

         14.7 General.

                  (a) The failure by Landlord to exercise its option under this paragraph with respect to any subletting shall not be deemed a waiver of such option with respect to any extension or any subsequent subletting of the premises affected thereby. Tenant shall reimburse Landlord promptly, as Additional Rent, for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for any consent required under the provisions of this Article.

                  (b) It is specifically understood and agreed that neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Demised Premises shall enter into any sublease, license, concession or other agreement (or renewals of any of the foregoing) for use,



2/12/93
                                       21
occupancy or utilization of space in the Demised Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported sublease or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Demised Premises,

                  (c) The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

                  (d) If this Lease be assigned, or if the Demised Premises or any part thereof shall be sublet or occupied by anybody other than Tenant, Landlord may at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant and apply the aggregate amount collected to the Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord shall notify Tenant of any amounts so collected by Landlord directly from such subtenant or assignee. The consent by Landlord to an assignment or subletting or occupancy shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or occupancy.


15.      MISCELLANEOUS COVENANTS

         15.1 Rules and Regulations. Tenant and Tenant's servants, employees, and agents will faithfully observe such Rules and Regulations as are attached hereto as Exhibit F and made a part hereof or as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms,



2/12/93
                                       22
covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees. Notwithstanding the foregoing, (i) to the extent Landlord elects to enforce such Rules and Regulations they shall be applied and enforced uniformly among all tenants and (ii) Landlord shall enforce such Rules and Regulations to the extent the failure to do so would materially interfere with Tenant's quiet enjoyment of the Demised Premises.

         15.2 Access to Premises - Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit the Landlord and any Mortgagee of the Building or the Building and Land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the Demised Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Demised Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Demised Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Demised Premises during ordinary business hours to any Mortgagee, ground lessor, prospective purchaser, prospective mortgagee, or prospective assignee of any mortgage, of the Building or of the Building and the Land or of the interest of Landlord therein, and during the period of twelve months next preceding the Termination Date to any person contemplating the leasing of the Demised Premises or any part thereof. If Tenant shall not be personally present to open and permit any entry into the Demised Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant. Provided that Landlord shall incur no unreasonable additional expense thereby, Landlord shall exercise its rights of access to the Demised Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Demised Premises, and upon reasonable prior notice, except in the case of an emergency or where such notice is not reasonably practical. If an excavation shall be made upon land adjacent to the Demised Premises or shall be authorized to be made, Tenant shall afford,


2/12/93
                                       23
to the party causing or party authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent.

         15.3 Accidents to Sanitary and other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Demised Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Demised Premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the Demised Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Demised Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time not to exceed sixty (60) days unless the circumstances reasonably warrant a longer period of time. Landlord agrees to diligently work to correct such damage or defect, except as otherwise provided herein.

         15.4 Signs, Blinds and Drapes. Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Demised Premises. No blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not, without the prior written approval of Landlord, in any way interfere with any Building drapery or blinds or be visible from the exterior of the Building.

         15.5 Estoppel Certificate. Either party shall at any time and from time to time upon not less than twenty (20) days' prior notice by Landlord to Tenant or by a Mortgagee to Tenant, or by Tenant to Landlord, as the case may be, execute, acknowledge and deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which Rent has been paid in advance, if any, an stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any



2/12/93
                                       24
covenant, agreement, term, provisions or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the Land or of the interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any Mortgage. The form of any such estoppel certificate requested by a Mortgagee shall be satisfactory to such Mortgagee. Notwithstanding anything contained in this Lease to the contrary, the provisions of this Section 15.5 shall be inapplicable to Teachers Insurance and Annuity Association in the event said entity shall succeed to the rights of Landlord hereunder.

         15.6 Prohibited Items. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or elsewhere in the Building any hazardous, inflammable, combustible or explosive fluid, material, chemical or substance (except such as are related to Tenant's use of the Demised Premises, provided that the same are stored and handled in a proper fashion consistent with all applicable legal standards).

         15.7 Requirements of Law Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant's use or occupancy of the Demised Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

         15.8 Tenant's Acts - Effect on Insurance. Except for permitted uses, Tenant shall not do or authorize or cause to be done any act or thing upon the Demised Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein and shall not do, or authorize or cause to be done, any act or thing upon the Demised Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted on said Demised Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the

2/12/93
                                       25

Demised Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Demised Premises in manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Tenant first took occupancy of the Demised Premises hereunder. If by reason of failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

         15.9 Miscellaneous. Tenant shall not suffer or permit the Demised Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof.

16.      DAMAGE BY FIRE, ETC.

         In the event of loss of, or damage to, the Demised Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

                  (a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to unavoidable delays, to repair, or cause to be repaired, such damage. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Demised Premises or to the Building, the Yearly Fixed Rent and Additional Rent shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

                  (b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building, Demised Premises or necessary access thereto is rendered untenantable, Landlord, within forty-five (45) days from the date of such fire or other casualty, may terminate this Lease by notice to Tenant, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent and Additional Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if, in the event of any damage by fire or other casualty, such damage is not repaired and the Demised

2/12/93

Premises and all facilities serving the same restored to substantially the same condition as they were prior to such damage within three (3) months from the date of such damage, Tenant within thirty (30) days from the expiration of such three (3) month period, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the term of this Lease shall terminate.

                  (c) If the Demised Premises shall be rendered untenantable by fire or other casualty during the last two (2) years of the Term of this Lease, either party may terminate this Lease effective as of the date of such fire or other casualty upon notice to the other given within thirty (30) days after such fire or other casualty.

                  (d) Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property or other installations, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building.

                  (e) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

                  (f) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date. Tenant shall have access to the Demised Premises for a period of thirty (30) days after the date of termination in order to remove Tenant's personal property.

                  (g) Landlord's Architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or Article 18. Any minor or insubstantial details of construction or mechanical adjustments which remain to be done after the delivery of said certificate shall be handled on a punch list basis and thereafter promptly completed by Landlord.

17.      WAIVER OF SUBROGATION

         In any case in which Tenant shall be obligated under any provision of this Lease to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount

2/12/93
thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

         In any case in which Landlord shall be obligated under any provision of this Lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant.

         The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Demised Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the premium.

18.      CONDEMNATION - EMINENT DOMAIN

         In the event that the whole or any material part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by the Landlord to

2/12/93

Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that more than twenty-five percent (25%) of the floor area of the Demised Premises shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

         Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Demised Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Demised Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Demised Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Fixed Rent and Additional Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses and Tenant's removable fixtures and equipment, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Demised Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled

2/12/93
to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date.

19.      DEFAULT

         19.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein term and estate are upon the condition that if (a) Tenant shall neglect or fail to perform or observe any of the Tenant's covenants herein, including (without limitation) the covenants with regard to the payment of Rent on or before ten (10) days of its due date; or (b) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or
(c) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or
(d) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant's property and such appointment shall not be vacated within sixty (60) days or (e) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or Tenant shall default in the timely payment of Rent or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (f) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 14 hereof; then, and in any such event (except as hereinafter in Article 19.2 otherwise provided) Landlord may, in a manner consistent with applicable law, immediately or at any time thereafter declare this Lease terminated by notice to Tenant or, without further demand or notice, enter into and upon the Demised Premises (or any part thereof in the name of the whole), and in either such case (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant and without prejudice to Tenant's liability for damages as hereinafter stated), this Lease shall terminate. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meaning.

         19.2 Damages - Assignment for Benefit of Creditors. For the more effectual securing by Landlord of the rent and other charge and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make an assignment of its property for the benefit of its creditors under the terms of which the debts provable by its creditors shall be

2/12/93
                                       30
debts provable against the estate of insolvent debtors either under the laws of the Commonwealth of Massachusetts or under some law or laws other than the Bankruptcy Code as now or hereafter enacted, then and in any such case the same shall constitute a breach of this Lease, and the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount by which, at the time of such termination of this Lease, (i) the aggregate of the Rent projected over the period commencing with such termination and ending with the Termination Date stated in Article 1 exceeds
(ii) the aggregate projected rental value of the Demised Premises for such period and (b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the Demised Premises) an amount equal to the Rent payable for and in respect of the calendar year next preceding the date of termination, as aforesaid. Upon such termination Landlord, may immediately or at any time thereafter, without demand or notice, enter into or upon the Demised Premises (or any part thereof in the name of the whole), and (without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages thereof) may, forcibly if necessary, expel Tenant and those claiming under Tenant from the Demised Premises and remove therefrom the effects of Tenant and those claiming under Tenant.

         19.3 Damages - Termination. Upon the termination of this Lease under the provisions of this Article, then except as hereinabove in Section 19.2 otherwise provided, Tenant shall pay to Landlord the Rent payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

                  (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Subparagraph (y), below), (i) the aggregate of the Rent projected over the period commencing with such time and ending on the originally scheduled Termination Date as stated in Article 1 exceeds (ii) the aggregate projected rental value of the Demised Premises for such period, or,

                  (y) amounts equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the originally scheduled Termination Date

2/12/93
                                       31
as specified in Article l, provided, however, if Landlord shall re-let the Demised Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to such determination. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord agrees to use reasonable efforts under the circumstances to attempt to re-let the Demised Premises.

         Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         19.4 Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, following written notice thereof to Tenant, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all interest, costs and damages. Without limiting

2/12/93
                                       32
the generality of the foregoing, in the event that any Rent is in arrears by more than ten (10) days after written notice thereof by Landlord to Tenant, Tenant shall pay, as Additional Rent, a delinquency charge equal to one percent (1%) of the arrearage for each calendar month (or fraction thereof) during which it remains unpaid.

         19.5 Landlord's Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         19.6 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within five (5) days after written notice thereof given by Landlord to Tenant, or (b) for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty
(30)-day period for curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable.

20.      END OF TERM - ABANDONED PROPERTY

         Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Demised Premises and all alterations and additions thereto which Tenant is not entitled or required to remove under the provisions of this Lease, broom clean in good order, repair and condition excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant's

2/12/93
                                       33
obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         Any personal property in which Tenant has an interest which shall remain in the Building or on the Demised Premises after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit; provided, however, notwithstanding the foregoing, that Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property or, if any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 19 hereof or pursuant to law, with the balance if any, to be paid to Tenant.

21.      RIGHTS OF MORTGAGEES

         21.1 Superiority of Lease. Except as provided in Section 21.7 hereof and to the extent that it may be provided otherwise by written agreement between Tenant and a Mortgagee, this Lease shall be superior, and shall not be subordinated, to a Mortgage or to any other voluntary lien or encumbrance affecting the Land or Building or any part thereof, provided, however, that such Mortgage shall be superior, and shall not be subordinated, to this Lease with respect to the following:

                  (a) the prior right and claim under and the prior lien of said Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and as to the right of disposition thereof in accordance with the provisions of the said Mortgage; or

                  (b) the prior right and claim under the prior lien of the said Mortgage, in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and as to the right of disposition thereof in accordance with the terms of said Mortgage; and

                  (c) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said Mortgage and the execution of this Lease.

         21.2 Entry and Possession. Upon entry and taking possession of the Property by a Mortgagee, for the purpose of foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all the obligations of Landlord arising and accruing during the period of such possession by such Mortgagee.

2/12/93
                                       34

         21.3 Right to Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to first Mortgagees of record, if any, and to any other Mortgagees of record on the Term Commencement Date of the Lease or whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such Mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such Mortgagees to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Land and Building if any such Mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

         21.4 Duty to Construct. Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under Article 4 any holder of a Mortgage enters and takes possession of the Property for the purpose of foreclosing such Mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking possession, not to perform Landlord's obligations under Article 4, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform said Landlord's obligations under Article 4 and Tenant may, without waiver of any rights which Tenant may have against Landlord, terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

         21.5 Prepaid Rent. No Rent shall be paid more than thirty (30) days prior to the due dates thereof and, as to a first Mortgagee of record and any other Mortgagees of whom Tenant has been given written notice, payments made in violation of this provision shall (except to the extent that such rents are actually received by such Mortgagee) be a nullity as against such Mortgagee and Tenant shall be liable for the amount of such payments to such Mortgagee.

         21.6 Continuing Offer. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a Mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein

2/12/93
                                       35
set forth with respect to such Mortgagee; every such Mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such and such Mortgagee shall be entitled to enforce such provisions in its own name.

         21.7 Subordination. Notwithstanding the foregoing provisions of this Article, Tenant agrees, at the request of Landlord or any Mortgagee, to execute and deliver promptly any certificate or other instrument which Landlord or such Mortgagee may request subordinating the Lease and all rights of Tenant under the Lease to any Mortgage, and to all advances made under such mortgage, provided that (i) the holder of any such Mortgage shall execute and deliver to Tenant a nondisturbance agreement to the effect that, in the event of any foreclosure of such Mortgage, such holder will not name Tenant as a party defendant to such foreclosure nor disturb its possession under the Lease, or (ii) any such Mortgage shall contain provisions substantially to the same effect as those contained in such a nondisturbance agreement. In the event Landlord shall fail to deliver to Tenant within thirty (30) days of the execution of this Lease an Agreement of Subordination, Non-Disturbance and Attornment in the form or substantially in the form of Exhibit G attached hereto, Tenant at its option by written notice thereof to Landlord within ten (10) Business Days of the expiration of said 30 day period may terminate this Lease.

         21.8 Limitations on Liability. Nothing contained in the foregoing
Section 21.7 or in any such nondisturbance agreement or nondisturbance provision shall, however, affect the prior rights of the holder of any Mortgage with respect to the proceeds of any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder any liability
(i) for the erection or completion of the Building, or (ii) in the event of damage or destruction to the Building or the Demised Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration except such repairs, replacements, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually receive by, or made available to, such holder, or (iii) for any default by Landlord under the Lease occurring prior to any date upon which such holder shall become Tenant's Landlord, or (iv) for any credits, offsets or claims against the rent under the Lease as a result of any acts or omissions of Landlord committed or omitted prior to such date, or (v) for return of any security deposit or other funds unless the same shall have been received by such holder, and any such agreement or provision may so state.

22.      QUIET ENJOYMENT

         Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised

2/12/93
                                       36

Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate.

23.      ENTIRE AGREEMENT - WAIVER - SURRENDER

         23.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

         23.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice of Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                  23.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall

2/12/93
have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. In the event that Tenant at any time desires to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

24.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building of which the Premises are a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no

2/12/93
                                       38
event shall Landlord or Tenant ever be liable for consequential damages.

25.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mails addressed to the respective party at its address as stated in Article 1, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address, provided such changed address is within the United States.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord or from Landlord to Tenant hereunder shall set forth in reasonable detail the particulars relating thereto and shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant or by Tenant to Landlord, as the case may be. Landlord shall, at Tenant's reasonable request, promptly furnish Tenant with such additional reasonable details relating thereto as Tenant shall reasonably request. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.

26.      PARTIES BOUND - SEISIN OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 14 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 19 hereof.

         If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building either or both, as the case may be) of which the Demised Premises are a part Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall so notify

2/12/93
                                       39

Tenant and Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

27.      MISCELLANEOUS

         27.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         27.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

         27.3 Broker. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, by any broker other than the Broker(s) (if any) listed in Article 1 whose commission shall be the responsibility of Landlord. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building.

         27.4 Governing Law. This lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         27.5 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, Landlord and Tenant agree:

                  (a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord thereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and


2/12/93
                                       40

                  (b) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such Mortgagee's Mortgage and the taking of possession of the Demised Premises after having given notice of its exercise of the option stated in Article 21 hereof to succeed to the interest of the Landlord under this Lease.

         27.6 Parking. Landlord shall allocate to Tenant the number of non-exclusive Parking Spaces indicated in Article 1. Landlord may, pursuant to
Section 15.1, establish Rules and Regulations relative to all parking areas serving Building tenants and may further engage the services of an independent contractor to administer and control access to said parking areas. Landlord or said independent contractor shall impose separate charges for use of said parking areas, and such charges shall be payable by Tenant as Additional Rent with respect to Tenant's Parking Spaces. For the initial three (3) years of the Term of this Lease, the monthly charge for each Parking Space situated in the garage facility serving the Building shall be One Hundred Twenty-five Dollars ($125). Thereafter, the monthly charge shall be as from time to time established by Landlord or said independent contractor as the then prevailing monthly parking charge for the Building. Notwithstanding the foregoing, forty-seven (47) of the initial seventy (70) Parking Spaces shall be at no cost to Tenant during the Term of this Lease. In addition, Tenant shall have an option, to rent an additional one (1) Parking Space per 1,000 square feet of rentable area so added to the Demised Premises at a cost of $125.00 per month per Parking Space for the first three years of the Term of this Lease, and thereafter at the then prevailing monthly charge for the Building as may be from time to time established by the Landlord or said independant contractor. In addition, it is understood and agreed that in the event additional space shall be added to the Demised Premises in accordance with Article 3 hereof during the Term of this Lease, the number of Parking Spaces which shall be at no cost to Tenant shall be increased by two (2) for each additional 1,000 square feet of rentable area so added to the Demised Premises. Tenant acknowledges that Landlord has informed Tenant that Landlord intends to allocate in its tenant leases up to one hundred twenty-five percent (125%) of the actual parking spaces servicing the Building. It is further acknowledged and agreed that as a consequence of such over-allocation of parking spaces there may occasionally occur instances in which the number of parking spaces actually available to Tenant shall be less than the Parking Spaces to which Tenant is entitled under this Lease. Landlord shall incur no liability to Tenant as a consequence of such over-allocation of parking spaces.

         27.7 Notice of Lease. Neither party shall record this Lease in any Registry of Deeds or Registry District.

         27.8 Financial Statements. If requested by Landlord, Tenant shall furnish to Landlord promptly after they are available to


2/12/93
                                       41

Tenant copies of Tenant's annual financial statements (audited, if available) and unaudited monthly financial statements and such other financial statements as Tenant shall furnish from time to time to any lender and/or equity holder of Tenant. It is understood and agreed that Landlord may furnish copies of any and all of such financial statements to TIAA and any other Mortgagee and to the principals of Riverfront Office Park Joint Venture, but that Landlord will not disclose such information to any other party without the prior written consent of Tenant, provided, in each case, that the recipient of such information agrees in writing to use such information solely to evaluate Tenant's credit worthiness.

         27.9 Letter of Credit. Landlord acknowledges that it has received from Tenant an irrevocable letter of credit in favor of Landlord issued by Shawmut Bank, a copy of which is annexed hereto as Exhibit H to this Lease for an amount not to exceed $300,000 (the "Letter of Credit"). In the event of any default or defaults by Tenant in the payment of Rent or the performance or observance of the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed continuing beyond any applicable notice and cure periods, Landlord may present the Letter of Credit for payment, in each instance, of an amount not greater than the amount ncecessary to cure such default or defaults and to compensate Landlord for any loss or damage arising from such default or defaults. One or more drawings shall be permitted under the Letter of Credit, provided, that the aggregate of all such drawings shall not exceed $300,000. It is understood and agreed that Landlord shall always have the right to apply said sum, as aforesaid in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying said sum. No interest shall be payable on said sum. The holder of any mortgage on the Property shall never be responsible to Tenant for said sum or its application or return unless said sum shall actually have been received in hand by such holder.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.


                                    RIVERFRONT OFFICE PARK JOINT VENTURE

                                    By: RIVERFRONT OFFICE PARK ASSOCIATES

                                    By: DARVEL REALTY TRUST
                                        Managing General Partner


                                   By: [Signature of Michael P. Sullivan]
                                       ---------------------------------------
                                        Michael P. Sullivan, Vice President


                                    PEGASYSTEMS INC.

                                    By: [Signature of Ira Vishner]
                                       ----------------------------------------
                                        Ira Vishner, Vice President




2/12/93
                                       43

                          [Graphic showing floorplan]

                                    EXHIBIT A
                                    7TH FLOOR
                                   23,350 RSF

BRYER ARCHITECTS

1208 MASSACHUSETTS AVE
P.O. BOX 1545
CAMBRIDGE, MA 02238

617-864-8019


101 MAIN STREET
CAMBRIDGE, MA 02142

TENANT: PEGASYSTEMS, INC.
DATE:   12/03/92


FLOOR KEY PLAN

NOTE: THIS DRAWING IS FOR
      DESCRIPTIVE PURPOSES
      ONLY. IT HAS BEEN
      REDUCED FROM ITS
      ORIGINAL SCALE.

                                                                      EXHIBIT B
                                                                      ---------


                               DESCRIPTION OF LAND
                               -------------------

                  A certain parcel of land in the City of Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

         Beginning at a point on the northerly line of Main Street at land now or formerly of Technology Realty Trust, and thence running;

         N 05(degree) 59'48"E for 105.66 feet along said Trust land to a point; thence running

         N 85(degree) 08'23"W for 90.03 feet along said Trust land to land now or formerly of The Badger Company, Inc., thence running

         N 05(degree) 59'19"E for 120.64 feet long said Badger land to a point, and continuing

         N 16' 13'43"E for 46.32 feet along said Badger land to a point; thence running

         N 72(degree) 07'10"W for 365.41 feet along said Badger land to a point in the southeasterly line of Third Street; thence running

         N 30(degree) 00'44"E for 40.91 feet along Third Street to a point at land of Commonwealth Gas Company; thence running

         S 71(degree) 46'10"E for 467.40 feet along said Commonwealth Gas Company land to a point, thence continuing

         S 73(degree) 39'44"E for 31.42 feet along said Commonwealth Gas Company land to a corner; thence running

         S 16' 20'16"W for 82.21 feet on a line across the Broad Canal to the southerly side thereof; thence running

         SOUTHEASTERLY along the Broad Canal by the following courses and distances: S 71(degree) 26'21"E for 97.75 feet; S 72(degree) 53'13"E for 74.12 feet; and S 76(degree) 18'57"E for 50.44 feet to a point; thence running

         S 05(degree)59'48"W for 154.28 feet to a point in the northerly line of Main Street; thence running

         N 84(degree) 07'40"W for 268.33 feet along Main Street to the point of beginning.



         Said parcel is shown as Lot 1 on a "Subdivision Plan of Land in Cambridge, Mass. (Middlesex County)", dated April 24, 1981, and revised September 4, 1981, drawn by Boston Survey Consultants, and prepared for Darvel Realty Trust, recorded with Middlesex Southern District Registry of Deeds in Book 14412, Page 199.


2/12/93

                                                                      EXHIBIT C
                                                                      ---------

                               TENANT IMPROVEMENTS
                               -------------------

A.       IMPROVEMENTS
         ------------

         1. Landlord's Work. Landlord shall cause the fit-up work and tenant improvements specified in the Approved Final Plans (as hereinafter defined) (all such work being referred to as "Tenant's Improvements) to be substantially completed as provided herein.

         2. Tenant's Cash Allowance. Landlord shall provide to Tenant allowance (the "Fit- up Allowance") equal to the product of Twenty-five Dollars ($25.00) multiplied by the Rentable Area of the Demised Premises to pay for the cost of Tenant's Improvements. For purposes hereof, the cost of Tenant's Improvements shall be deemed to be the actual cost and expense charged to Landlord by Landlord's contractor for said Tenant's Improvements. In the event that the cost of Tenant's Improvements exceeds the Fit-up Allowance, the excess cost shall be promptly paid by Tenant, upon written request by Landlord, accompanied by reasonable supporting documentation establishing the amount then due and payable. In the event that the cost of Tenant's Improvements shall be less than the Fit-up Allowance (the difference between the cost of Tenant's Improvements and the maximum Fit-up Allowance being referred to as the "Fit-up Allowance Difference"), Landlord shall, credit the Fit-up Allowance Difference to Rent payable by Tenant under this Lease.

B.       PLANS AND SPECIFICATIONS
         ------------------------

         1. Preparation of Plans and Specifications. Tenant's Architect has prepared architectural working drawings and specifications for the build out of the fit-up work to be done to the Demised Premises. The final architectural working drawings and specifications, as approved by Landlord and Tenant, together with the electrical, mechanical and plumbing working drawings and specifications, constitute the "Approved Final Plans". Landlord shall reimburse to Tenant the sum of $33,736.50 to pay for the architectural and engineering costs and expenses of Tenant's Architect, Kodis Associates, in connection with the preparation of the Approved Final Plans and Specification, within thirty
(30) days following receipt by Landlord of invoices and supporting documentation therefor. Landlord shall be solely responsible for the fees of Landlord's Architect.

        2. Time Requirements.  The parties agree to the following time schedule:

By: Date                                   Activity
- --------                                   --------
January 4, 1993                     General Contractor Choosen

January 8, 1993                     Construction Package Released

January 18, 1993                    Demolition Begins

January 29, 1993                    Construction Drawings Completed

February 1, 1993                    Construcion Begins

March 26, 1993                      Substantial Construction Completed

March 27, 1993                      Occupancy

C.       INSPECTION
         ----------

         Tenant is authorized by Landlord to make periodic inspections of the Demised Premises during construction provided that such inspections are made during normal business hours and that Tenant is accompanied by a representative of the Landlord or Landlord's contractor. Notwithstanding the foregoing, Tenant's Architect shall be permitted access to the Demised Premises at all reasonable times for the purpose of viewing construction of Tenant's Improvements during such construction.

D.       FINAL INSPECTION OF PREMISES
         ----------------------------

         Prior to the Term Commencement Date, Tenant together with the Tenant's Architect and contractor shall make a final inspection of the Demised Premises to ascertain whether substantial completion has occurred. A punchlist of items to be completed or corrected shall be prepared.

E.       PAYMENT OF TENANT COSTS
         -----------------------

         In the event of a default by Tenant in payment of any amount payable by Tenant under this Exhibit C, Landlord shall (in addition to all other remedies) have the same rights as in case of default in Rent under this Lease.



2/12/93
                                       2

                                                                      EXHIBIT D
                                                                      ---------

                             CLEANING SPECIFICATIONS
                             -----------------------

OFFICE AREA:
- ------------

DAILY - Monday through Friday inclusive, Massachusetts legal holidays excluded.

1. Empty all waste receptacles and remove trash to designated area, wash receptacles as necessary. Replace with new bag when soiled.

2.       Empty and wipe all ashtrays.

3.       Vacuum all rugs and carpets.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window wills, door ledges, chair rails and convertor tops, within normal reach.

5.       Wash and clean all water fountains.

6. Remove and dust under all desk equipment and telephones and replace same, with no oily residue left behind.

7. Wipe clean all brass and other bright work, including conference table pedestals.

8.       Sweep and dust mop all uncarpeted areas using a dust treated mop.

9.       Hand dust all grill work within normal reach.

10. Wash clean kitchen counter, sink, exterior cabinetry and wet mop floor in kitchen. Empty coffee pots and wash. Wipe down coffee makers. Clean underneath any appliances in the kitchen that are moveable
         (i.e. on the counter).

11. Clean the glass on the display cabinets. Also clean the glass door in the reception area.

12.      Clean the conference tables and pass through surfaces.

13. Empty recycling boxes when full and put in the supply room near freight elevator. Put new bag inside.

14.      Clean marble in the elevator lobby.


2/12/93

Lavatories:
- -----------


1.       Sweep and damp mop floor.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.       Wash and disinfect both sides of toilet seats.

4.       Wash all basins, inside and outside of bowls, and urinals.

5.       Dust clean all powder room fixtures.

6.       Empty and clean paper towel and sanitary receptacles.

7.       Remove waste paper and refuse to designated area.

8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers - materials to be supplied by landlord.

9.       A sanitizing solution will be used in all lavatory cleaning.

Main Lobby, Elevators, Building Exterior and Corridors:
- -------------------------------------------------------

1.       Sweep and wash all floors.

2.       Wash all rubber mats.

3.       Clean all elevators, wash or vacuum floor, wipe down walls and doors.

Stairwells:
- -----------

1.       Sweep all stairwells.

WEEKLY
- ------

1.       Dust all coat racks.

2. Remove all finger marks from private entrance doors, light switches and doorways, cubicle entrances and glass in cubicles.

3.       Vacuum conference room chairs and clean up any crumbs.

4.       Wash refrigerator shelves.


2/12/93
                                       2

MONTHLY
- -------


Lavatories:

1.       Machine scrub lavatory floor.

2.      Wash all partitions and tile walls in lavatories.

3.       Dust exhaust vents and ceiling diffusers.

Main Lobby, Elevators, Building Exterior and Corridors:
- -------------------------------------------------------

1. All resilient tile floors in public area to be treated equivalent to spray buffing.

2.       Shampoo carpeting in elevators.

QUARTERLY - Render high dusting not reached in daily cleaning to include:

1.       Dusting all pictures frames, charts, graphs and similar wall hangings.

2. Dusting all vertical surfaces such as walls, partitions and doors, interior glass surfaces, and both sides of sidelights.
         (More frequently if needed).

3.       Dusting of all venetian blinds.

4.       Machine clean kitchen and other tile floors and clean molding.

5.       Clean behind recycling bins and under refrigerator.

Main Lobby, Elevators, Building Exterior and Corridors:
- -------------------------------------------------------

1.       Spot clean any metal work in lobby.

2.       Spot clean any metal work surrounding building entrance doors.

3.       Spot clean and polish guard desk.

4.       Vacuum all corridor carpets.

TWO TIMES PER YEAR:  Wash interior and exterior of perimeter windows.



2/12/93
                                       3

                                                                      EXHIBIT E
                                                                      ---------

                              TENANT TRADE FIXTURES
                              ---------------------


         All surface mounted wall sconces located in the boardroom, interview room and elevator lobby, respectively, of the Demised Premises.



2/12/93

                                                                      EXHIBIT F
                                                                      ---------


                              RULES AND REGULATIONS
                              ---------------------

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

         2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality type, design and color, and attached in a manner, approved by Landlord.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior written consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on or stored upon any window sills.

         5. No show cases or other articles of any kind shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

         7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in manner approved by Landlord.

2/12/93

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. Bicycles may be stored in racks, if any, furnished for such purpose by Landlord in a common area of the Building. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

         9. Without the prior consent of Landlord, no space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises, whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

         11. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys, either furnished to, or otherwise procured by, such tenant, including without limitation, all parking pass keys, Building keys, office keys and keys to storage areas and toilet rooms.

         12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture, or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

         13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

         14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord, such approval not unreasonably to be withheld.

         15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from

2/12/93

Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

         16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 8:00 a.m. on Business Days and otherwise at all hours, all persons who do not present a pass to the building signed by the Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all wrongful acts of such persons.

         17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and windows closed.

         18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         19. No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

         20. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance, except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         22. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

         23. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         24. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific prior written

2/12/93
approval of Landlord. If any such matter requires special handing, only a person holding a Master Rigger's License shall be employed to perform such special handling. No tenant shall place, or permit to be placed on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

         25. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform any work outside of their regular duties, unless under specific instructions from the office of the managing agent of the Building.


2/12/93
                                       4

                                                                      EXHIBIT G
                                                                      ---------

                           AGREEMENT OF SUBORDINATION,
                         NON-DISTURBANCE AND ATTORNMENT
                         ------------------------------


         THIS AGREEMENT made the ____ day of February, 1993, by and among DARVEL REALTY TRUST, a Massachusetts realty trust having a principal place of business at One Main Street, Cambridge, Massachusetts (hereinafter called "Ground Lessor"), PEGASYSTEMS, INC., a Massachusetts corporation (hereinafter called "Tenant") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 (hereinafter called "Teachers");

                              W I T N E S S E T H:

         WHEREAS, Ground Lessor is the owner in fee simple of those certain premises situate, lying and being in the City of Cambridge, Middlesex County, Massachusetts, as more particularly described in Exhibit A attached hereto; and

         WHEREAS, under the terms of a certain lease dated September 23, 1981, as amended (hereinafter called "Ground Lease"), notice of which has been recorded with Middlesex Southern District Registry of Deeds at Book 14451, Page 245 and filed with the Middlesex Southern Registry District of the Land Court as Document No. 617399, Ground Lessor did lease, let and demise the demised premises (the "Demised Premises") to RIVERFRONT OFFICE PARK JOINT VENTURE, a Massachusetts joint venture partnership (hereinafter called "Landlord"), upon the terms and conditions therein more particularly set forth;

         WHEREAS, Teachers is the owner and holder of a certain promissory note secured by a Mortgage (as defined in Article I of the Sublease) constituting a first lien upon the leasehold estate created by said Ground Lease;

         WHEREAS, under the terms of a certain Agreement of Lease dated February __, 1993 (the "Sublease"), Landlord did lease, let and demise to Tenant a portion of the Demised Premises as therein more particularly described (the "Subleased Premises");

         WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of Tenant under the said Sublease and further to define the terms, covenants and conditions precedent for such additional rights.

         NOW, THEREFORE, in consideration of the respective demises and of the sum of One ($1.00) Dollar and other good and valuable consideration, each to the other in hand paid, it is hereby mutually agreed as follows:


2/12/93

         1.       Ground Lessor consents to and approves the Sublease.

         2. In the event of the cancellation or termination of the Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of the Sublease, including any extensions and renewals of the Sublease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of the Sublease on the part of Tenant to be observed and performed, Ground Lessor does hereby covenant and warrant as follows:

           (a) That Tenant shall have quiet peaceful possession of the Subleased Premises under the Sublease;

            (b) That the Sublease shall continue in full force and effect and Ground Lessor shall recognize the Sublease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Ground Lessor and Tenant, with the same force and effect and with the same relative priority in time and right as though the Sublease were originally made directly from Ground Lessor in favor of Tenant, but not in respect of any amendment to such Sublease not previously approved in writing by Ground Lessor.

         3. In the event of the cancellation or termination of the Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of the Sublease, including any extensions and renewals of the Sublease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Ground Lessor, for the balance of the term of the Sublease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, subject, however, in all events to the terms, conditions and provisions of this Agreement, so as to establish direct privity of estate and contract as between Ground Lessor and Tenant and with the same force and effect and relative priority in time and right as though the Sublease were originally made directly from Ground Lessor to Tenant, and Tenant will thereafter make all Rent payments thereunder directly to Ground Lessor.

         4. Teachers and Tenant do hereby covenant and agree that the Mortgage shall be and the same is hereby made SUBORDINATE to the Sublease and to the recognition and attornment agreements provided for in Paragraphs 2 and 3 hereof with the same force and effect as if the Sublease had been executed, delivered and recorded and the said recognition and attornment agreements aforesaid had been effected in each case prior to the execution, delivery and recording of the Mortgage,

         EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:


2/12/93
                                       2

                  (a) The prior right and claim under and the prior lien of the Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and as to the right of disposition thereof in accordance with the provisions of the Mortgage;

                  (b) The prior right and claim under and the prior lien of the Mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and as to the right of disposition thereof in accordance with the terms of the Mortgage; and

                  (c) Any lien, right, power or interest, if any which may have arisen or intervened in the period between the recording of the Mortgage and the execution of the Sublease or the effective date of the recognition and attornment agreements aforesaid, whichever is later.

         5. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered in their respective names and behalf, and, if a corporation, by its officers duly authorized, the day and year first above written.

                                    TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA


                                    By:
                                       ----------------------------------------
                                       Vice President

                                    DARVEL REALTY TRUST


                                    By: [Signature of Michael P. Sullivan]
                                       ----------------------------------------
                                       Michael P. Sullivan,
                                       Vice President


                                    PEGASYSTEMS, INC.


                                    By: [Signature of Ira Vishner]
                                        ---------------------------------------
                                        Ira Vishner, Vice President

2/12/93
                                       3

                                    EXHIBIT H
                                    ---------

                            LETTER OF CREDIT-PEGASYSTEMS

                      IRREVOCABLE STANDBY LETTER OF CREDIT

RIVERFRONT OFFICE PARK JOINT VENTURE
101 Main Street
Cambridge, MA  02142

Gentlemen:

         We hereby establish our Irrevocable Letter of Credit, No. S049087W, in favor of Riverfront Office Park Joint Venture, a Massachusetts joint venture ("Landlord"), of which Darvel Realty Trust, a Massachusetts Trust ("Darvel"), c/o Codman Management Company, One Main Street, Cambridge, MA 02142 is the Managing General Partner (together with all successors and assigns, the "Beneficiary") for the account of Pegasystems, Inc., 840 Memorial Drive, Cambridge, MA 02139 a Massachusetts Corporation, ("Tenant"), for a sum or sums not exceeding in all Three Hundred Thousand Dollars ($300,000) available by your draft(s) drawn on us accompanied by:

         1.       (a)      A statement executed by an officer of Darvel
                           certifying that (i) the amount of the draft represents an amount due and owing pursuant to the terms of the Agreement of Lease between Landlord and Tenant (the "Lease"), (ii) all applicable written notice(s) of such default have been given to Tenant pursuant to the provisions of the Lease, (iii) any applicable grace period has expired and (iv) the amount of this draft does not exceed the difference between (A) $300,000.00, and (B) the sum of (1) the aggregate of all Rent received by Landlord under the Lease, and (2) the sum of all previous drawings made under this Letter of Credit; and,

                  (b) a copy of any applicable notice of default given to Tenant.

         This Letter of Credit shall be the absolute irrevocable and unconditional obligation of [Bank].

         Partial drawings are permitted.


2/12/93

         This Credit may be transferred in its entirety upon written notice to [Bank]. Said notice shall include the name and address of the transferee.

         We hereby agree that all drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to [Bank] if presented to [Bank] at its office at _____________________, Massachusetts on or before April 30, 1994.

         This Credit is subject to the Uniform Customs and Practice published by the International Chamber of Commerce, 1983 Revision, ICC Publication No. 400. This Letter of Credit shall be governed by Article 5 of the Uniform Commercial Code of Massachusetts, as from time to time amended.


                                                [BANK]


                                                By:
                                                   ----------------------------


2/12/93